[Patton Boggs LLP Letterhead]

June 17, 2005

Chembio Diagnostics, Inc. 3661 Horseblock Road, Suite A Medford, NY 11763

Ladies and Gentlemen:

We have acted as counsel for Chembio Diagnostics, Inc., a Nevada corporation (the “Company”), in connection with preparation of the Company’s Registration Statement on Form SB-2 (the “Registration Statement”) filed by the Company on the date hereof under the Securities Act of 1933, as amended, concerning registration of the transfer of 8,158,530 shares of the Company’s $.01 par value common stock (the “Common Stock”) by certain stockholders of the Company (the “Selling Stockholders”).

We have examined the Articles of Incorporation, as amended, the Bylaws of the Company, and the record of the Company’s corporate proceedings concerning the registration described above. In addition, we have examined such other certificates, agreements, documents and papers, and we have made such other inquiries and investigations of law as we have deemed appropriate and necessary in order to express the opinion set forth in this letter. In our examinations, we have assumed the legal capacity of all natural persons, genuineness of all signatures, the authenticity of all documents submitted to us as originals, photostatic, or conformed copies and the authenticity of the originals of all such latter documents. In addition, as to certain matters we have relied upon certificates and advice from various state authorities and public officials, and we have assumed the accuracy of the material and the factual matters contained herein.

Subject to the foregoing and on the basis of the aforementioned examinations and investigations, it is our opinion that, upon issuance in accordance with the terms described in the Registration Statement, the shares of Common Stock being transferred by the Selling Stockholders as described in the Registration Statement will have been legally issued and will be fully paid and non-assessable shares of the Company’s Common Stock.

We hereby consent (a) to be named in the Registration Statement and in the prospectus that constitutes a part of the Registration Statement as acting as counsel in connection with the offering; and (b) to the filing of this opinion as an exhibit to the Registration Statement.

June 17, 2005 Page 2

This opinion is to be used solely for the purpose of the registration of the Common Stock and may not be used for any other purpose.

Very truly yours,

/s/ Patton Boggs LLP

PATTON BOGGS LLP